UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

HOLLIS-EDEN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24672	13-3697002
(Commission File No.)	(IRS Employer Identification No.)

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 587-9333

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENTS OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 1, 2009, Hollis-Eden Pharmaceuticals, Inc. (the “Company”) entered into a 12-month employment agreement with Robert Marsella, Senior Vice President of Business Development and Marketing. The agreement reduces his salary by 50% to a total of $124,000 for the 12-month term of the agreement. In addition, if the Company terminates Mr. Marsella without Cause (as defined in the employment agreement), upon his execution of a release of any and all claims, he will receive a severance payment equal to the amount of salary he would have received between the early termination date and the end of the 12-month term of the agreement. The agreement also extends the time to exercise vested stock options from 90 days after termination until May 31, 2012.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Employment Agreement dated as of June 1, 2009 by and between the Registrant and Robert L. Marsella

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLIS-EDEN PHARMACEUTICALS, INC.

Dated: June 5, 2009	By:	/s/ Robert W. Weber
Robert W. Weber
Interim Chief Financial Officer

EXHIBIT INDEX

99.1	Employment Agreement dated as of June 1, 2009 by and between the Registrant and Robert L. Marsella